UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):  July 2, 2009

CNS RESPONSE, INC.
(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2755 Bristol Street, Suite 285,
Costa Mesa, CA 92626
(Address of principal executive offices)

(714) 545-3288
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On July 2, 2009, CNS Response, Inc. (the “Company”)  issued two press releases.  The first press release provided a third quarter update concerning developments in the Company’s business and strategy.  The second press release announced the commencement of an action by the Company in United States District Court in California against Len Brandt, a stockholder, current director and former Chief Executive Officer of the Company, and certain others.

The text of each of these press releases is included as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed herewith:

99.1	Press Release dated July 2, 2009 – Third Quarter Update
99.2	Press Release dated July 2, 2009 – Brandt Litigation

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ George Carpenter
July 2, 2009		George Carpenter
Chief Executive Officer

Exhibit Index

99.1	Press Release dated July 2, 2009 – Third Quarter Update
99.2	Press Release dated July 2, 2009 – Brandt Litigation